Exhibit 21

Subsidiaries of the Registrant

1. Gresham Worldwide, Inc. (f/k/a DPW Technologies Group, Inc.), a Delaware corporation

2. Ault Alliance, Inc. (f/k/a DPW Financial Group, Inc.), a Delaware corporation

3. TurnOnGreen, Inc. (f/k/a Coolisys Technologies Corp.), a Nevada corporation

4. Microphase Corporation, a Delaware corporation

5. Digital Power Corporation, a Delaware corporation

6. Digital Power Lending, LLC, a California limited liability company

7. Gresham Power Electronics Ltd. (f/k/a/ Digital Power Limited), a company organized under the laws of England and Wales

8. BitNile, Inc., a Nevada corporation

9. Enertec Systems 2001 Ltd., an Israeli corporation

10. Relec Electronics Ltd., a company organized under the laws of England and Wales

11. Imperalis Holding Corp., a Nevada corporation

12. Tabard Holdings Inc., a Delaware corporation

13. 456 Lux Hotel NYC, LLC, a Delaware limited liability company

14. Alliance Cloud Services, LLC, a Delaware limited liability company

15. Ault Global Real Estate Equities, Inc., a Nevada corporation

16. Ault Global Real Estate Equities, LLC, a Delaware limited liability company

17. Ault Disruptive Technologies Company, LLC, a Delaware limited liability company

18. Ault Disruptive Technologies Corporation, a Delaware corporation

19. Third Avenue Apartments, LLC, a Delaware limited liability company

20. Agree Madison, LLC, a Delaware limited liability company

21. Watership Corp., a Nevada corporation

22. Ault Media Group, Inc., a Nevada corporation

23. FlexiSphere Acquisition Corp., a Delaware corporation

24. Digital Farms, Inc., a Delaware corporation

25. I. AM Inc., a Nevada corporation

26. It’sLikeFashion.com, Inc., a Delaware corporation

27. Flashpoint Digital Media, LLC, a Delaware limited liability company

28. Spyglass Hill Capital Lending Corp., a Delaware corporation

29. 7675 Walton, LLC, a Delaware limited liability company

30. 1801 Deming, LLC, a Delaware limited liability company

31. 2226 Deming, LLC, a Delaware limited liability company

32. 8400 Market, LLC, a Delaware limited liability company